EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Market.  Each of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
12/9/2013	Purchase	$ 11.4000	1	25500
12/10/2013	Purchase	$ 11.2195	2	41264
12/11/2013	Purchase	$ 11.0840	3	45784
12/12/2013	Purchase	$ 10.9801	4	40465
12/13/2013	Purchase	$ 10.9433	5	20200
12/16/2013	Purchase	$ 10.9390	6	23954
12/17/2013	Purchase	$ 10.9907	7	22570
12/18/2013	Purchase	$ 11.0289	8	48388
12/19/2013	Purchase	$ 11.1758	9	16022
12/20/2013	Purchase	$ 11.4054	10	59281
12/23/2013	Purchase	$ 11.6471	11	8679
12/24/2013	Purchase	$ 11.6894	12	6892
12/26/2013	Purchase	$ 11.7267	13	16000
12/27/2013	Purchase	$ 11.6631	14	24513
12/30/2013	Purchase	$ 11.5631	15	16206
12/31/2013	Purchase	$ 11.5984	16	48100
1/2/2014	Purchase	$ 11.6729	17	5422
1/3/2014	Purchase	$ 12.4118	18	7363
1/6/2014	Purchase	$ 12.4849	19	14400
1/7/2014	Purchase	$ 12.4927	20	19966

1 This transaction was executed in multiple trades at prices ranging from $11.25 – 11.55.
2 This transaction was executed in multiple trades at prices ranging from $10.94 – 11.28.
3 This transaction was executed in multiple trades at prices ranging from $10.96 – 11.11.
4 This transaction was executed in multiple trades at prices ranging from $10.88 – 11.00.
5 This transaction was executed in multiple trades at prices ranging from $10.86 – 11.00.
6 This transaction was executed in multiple trades at prices ranging from $10.86 – 10.9750.
7 This transaction was executed in multiple trades at prices ranging from $10.95 – 11.00.
8 This transaction was executed in multiple trades at prices ranging from $10.98 – 11.25.
9 This transaction was executed in multiple trades at prices ranging from $11.10 – 11.20.
10 This transaction was executed in multiple trades at prices ranging from $11.30 – 11.65.
11 This transaction was executed in multiple trades at prices ranging from $11.54 – 11.70.
12 This transaction was executed in multiple trades at prices ranging from $11.65 – 11.73.
13 This transaction was executed in multiple trades at prices ranging from $11.65 – 11.81.
14 This transaction was executed in multiple trades at prices ranging from $11.57 – 11.75.
15 This transaction was executed in multiple trades at prices ranging from $11.50 – 11.65.
16 This transaction was executed in multiple trades at prices ranging from $11.48 – 11.60.
17 This transaction was executed in multiple trades at prices ranging from $11.57 – 11.85.
18 This transaction was executed in multiple trades at prices ranging from $12.21 – 12.54.
19 This transaction was executed in multiple trades at prices ranging from $12.44 – 12.50.
20 This transaction was executed in multiple trades at prices ranging from $12.36 – 12.50.

1/8/2014	Purchase	$ 12.4842	21	30873
1/9/2014	Purchase	$ 12.3350	22	22863
1/10/2014	Purchase	$ 12.2949	23	28181
1/13/2014	Purchase	$ 12.1417	24	13767
1/14/2014	Purchase	$ 12.3354	25	4742
1/15/2014	Purchase	$ 12.4983	26	15601
1/17/2014	Purchase	$ 12.5052	27	21636
1/21/2014	Purchase	$ 12.6250	28	12100
1/22/2014	Purchase	$ 12.7128	29	494
1/23/2014	Purchase	$ 12.7425	30	798
1/24/2014	Purchase	$ 12.1774	31	37310
1/27/2014	Purchase	$ 11.7724	32	23161
1/28/2014	Purchase	$ 12.0534	33	29185
1/29/2014	Purchase	$ 11.8568	34	12679
1/30/2014	Purchase	$ 10.3169	35	87500
1/30/2014	Purchase	$ 11.0450	36	10000
1/31/2014	Purchase	$ 9.9953	37	71688
2/3/2014	Purchase	$ 9.7577	38	41917
2/4/2014	Purchase	$ 9.6042	39	46097
2/5/2014	Purchase	$ 9.2609	40	29222
2/6/2014	Purchase	$ 9.5661	41	60731

21 This transaction was executed in multiple trades at prices ranging from $12.45 – 12.50.
22 This transaction was executed in multiple trades at prices ranging from $12.25 – 12.50.
23 This transaction was executed in multiple trades at prices ranging from $12.18 – 12.35.
24 This transaction was executed in multiple trades at prices ranging from $12.02 – 12.20.
25 This transaction was executed in multiple trades at prices ranging from $12.27 – 12.35.
26 This transaction was executed in multiple trades at prices ranging from $12.46 – 12.50.
27 This transaction was executed in multiple trades at prices ranging from $12.48 – 12.5250.
28 This transaction was executed in multiple trades at prices ranging from $12.51 – 12.75.
29 This transaction was executed in multiple trades at prices ranging from $12.65 – 12.75.
30 This transaction was executed in multiple trades at prices ranging from $12.72 – 12.75.
31 This transaction was executed in multiple trades at prices ranging from $11.89 – 12.74.
32 This transaction was executed in multiple trades at prices ranging from $11.48 – 11.9450.
33 This transaction was executed in multiple trades at prices ranging from $11.81 – 12.14.
34 This transaction was executed in multiple trades at prices ranging from $11.85 – 11.86.
35 This transaction was executed in multiple trades at prices ranging from $9.99 – 10.97.
36 This transaction was executed in multiple trades at prices ranging from $11.03 – 11.06.
37 This transaction was executed in multiple trades at prices ranging from $9.7950 – 10.10.
38 This transaction was executed in multiple trades at prices ranging from $9.73 – 9.87.
39 This transaction was executed in multiple trades at prices ranging from $9.50 – 9.70.
40 This transaction was executed in multiple trades at prices ranging from $9.18 – 9.31.
41 This transaction was executed in multiple trades at prices ranging from $9.35 – 9.90